CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 27, 2007 appearing in the Annual Report on Form 10-KSB of WordLogic Corporation for the year ended December 31, 2006 and to the reference to our Firm under the heading "Experts" in this Registration Statement.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
August 21, 2008